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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2003

HealthGate Data Corp.
(Exact name of registrant as specified in its charter)

Commission file number 0-28701

Delaware (state or other jurisdiction of incorporation)	04-3220927 (IRS employer identification no.)

25 Corporate Drive, Suite 310, Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (781) 685-4000

HealthGate Data Corp.
Form 8-K

Item 5. Other Events

        On May 7, 2003, HealthGate Data Corp. acquired 1,153,667 of its shares of common stock from GE Capital Equity Investments, Inc. and National Broadcasting Company, Inc. (NBC). The 1,153,667 shares represented more than 19% of all HealthGate's outstanding shares. General Electric Company and NBC also agreed to cancel without exercise warrants for the purchase of up to 463,266 shares of HealthGate common stock.

        As consideration for these shares and cancellation of the warrants, HealthGate did not pay cash, but rather transferred to NBC all HealthGate's rights to its general unsecured claim against Medical SelfCare, Inc. ("SelfCare"). In December 2000 SelfCare had made an assignment for the benefit of creditors. HealthGate had previously determined that a material recovery of its claim in the SelfCare liquidation was remote. NBC is involved in litigation with SelfCare.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HealthGate Data Corp.
Date: May 7, 2003	By:	/s/ WILLIAM S. REECE William S. Reece Chairman and Chief Executive Officer
	By:	/s/ VERONICA ZSOLCSAK Veronica Zsolcsak Chief Financial Officer

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  Item 5. Other Events
SIGNATURES